Welcome to the Annual Meeting of Shareholders May 20, 2014

Forward - Looking Statement Certain matters discussed in this presentation are forward - looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. These forward - looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives, estimates or goals are also forward - looking statements that are subject to the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements . 2 1

FINANCIAL HIGHLIGHTS 2

Company Overview Incorporated: 1897 Market Cap: ($millions): $320.8 Million 52 - Week Range: $22.46 - $19.05 Total Shares Outstanding: 16.0 Million Dividend Yield: 3.75% Dividend Rate/Share: $0.76 Number of Employees: 279 Institutional Ownership: 40% 3

Middlesex Water owns and operates regulated water utility and wastewater systems in New Jersey, Delaware and Pennsylvania. 4

Revenues ($Millions) 2011 2012 2013 $102.1 $110.4 $114.8 5

Net Income ($Millions) 2011 2012 2013 $13.40 $14.40 $16.60 6

Earnings Per Share 2011 2012 2013 $0.84 $0.90 $1.03 7

Return on Equity 2011 2012 2013 7.6% 8.00% 8.90% 8

Utility Plant ($Millions) 58.4 82.7 96.3 118.3 133.7 150.2 158.5 166.9 182.5 188 197.7 220.7 235.6 243.4 252.2 264.8 279.9 295 316.5 332.1 346.9 359.2 0 100 200 300 400 500 600 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 New Jersey Delaware 9

Efficiency Performance ($Millions) Year Ended December 31, 2013 2012 2011 Operating Revenues $114.8 $110.4 $102.1 O & M Expenses $ 60.7 $ 60.5 $ 56.6 O & M Efficiency Ratio 47.1% 45.2% 44.6% Regulated Efficiency Ratio 50.6% 48.8% 47.8% 10

Performance – Changes (in $Millions) Hess Corp. $ 1.6 $ 2.6 Borough of Sayreville $ 0.8 $ 3.0 Post - retirement M edical Plan $(2.6) $(2.6) Interest Savings on Refinancing $(0.9) $(0.9) (Favorable)/Unfavorable $ (1.1) $ 2.1 2013 2014 11

Performance – Changes (in $Millions) Hess Corp. $ 2.6 Borough of Sayreville $ 3.0 Post - retirement M edical Plan $(2.6) Interest Savings on Refinancing $(0.9) Valuation Changes – All Benefit Plans $(2.6) ( Favorable) $(0.5) 2014 12

Q1 Performance ($Millions except per share amounts) First Quarter Ended March 31, 2014 2013 Operating Revenues $27.2 $27.0 O & M Expenses $15.4 $15.4 Net Income $ 3.2 $ 3.2 Diluted Earnings Per Share $ 0.20 $ 0.20 13

Rate Activity Amount Filed - Middlesex $10.6 Million November 8, 2013 - Tidewater $ 3.9 Million November 25, 2013 Effective - Middlesex DSIC $0.3 Million November 5, 2013 - Middlesex DSIC $0.3 Million April 29, 2014 - Middlesex PWAC $0.1 Million May 1, 2013 - Tidewater DSIC $0.1 Million July 1, 2013 14

Distribution System Improvement Charge DSIC: A rate mechanism that allows water utilities to recover investment in improvements to their water distribution system between base rate proceedings. NEW JERSEY DSIC Program in place since 2012. June 2014 – 2 nd Foundational Filing DELAWARE DSIC Program in place since 2001. 15

2014 Construction Program – $31.4 Million Other Infrastructure Needs Technology MWC Renew Program Plant Improvements Distribution System $1.3 $1.9 $4.0 $10.2 $14.0 16

Customer Advances Reinvestment Plan Long-term Loans SRF Loans Net Cash Flows $0.4 $1.3 $9.0 $5.0 $ 15.7 Total Funding - $31.4 Million Construction Funding 17

May 2014 - $4.0 million through NJSRF Program for Middlesex RENEW Project Effective interest rate - 1.0% Q3 2014 Tidewater – Up to $20.0 Million Long - Term Debt 18

DIVIDEND HISTORY $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 85 87 89 91 93 95 97 99 01 03 05 07 09 11 13 19

OPERATIONS 20

Highlights ▪ Crews Endure Worst Winter Ever ▪ RENEW ▪ Disinfection By - Products Regulation ▪ Delaware Operations Table Top Exercise ▪ E - Business Suite Technology Upgrade ▪ Server Room Expansion ▪ Canal Breach Response 21

Service reliability never takes a snow day! We work to ensure the protection of public health, safety and the environment. 22

Main Breaks Wreck Havoc in Freezing Temps 24 23

RENEW Program - $4 Million Investment in South Amboy in 2013 - $3.8 Million Upgrade Planned in Woodbridge in 2014 24

Maintaining Reliability Through Investments in Infrastructure 25

Stage 2 Disinfection By - Products Rule x Builds upon earlier rules that addressed disinfection byproducts to improve drinking water quality and provide additional public health protection x Tightens compliance monitoring requirements for two groups of DBPs, trihalomethanes and haloacetic acids 26

Delaware employees participate in a simulated crisis management tabletop exercise as reviewers take notes for follow up emergency response/action plans. Emergency Planning 27

Financial HR Procurement Reporting Spring 2014 UPGRADE 28

Data Center Upgrade ▪ Helps to ensure power resiliency to support critical business processes ▪ Data expansion capability to support future growth ▪ Security 29

Breach in the Delaware & Raritan Canal The D & R Canal serves as a major water source for Middlesex Water Company. 30

Engineering Honors G. Christian Andreasen Director of Engineering George Warren Fuller Honoree AWWA is the oldest and largest educational and scientific association for drinking water professionals. 31

“Our growth strategy in 2013 leveraged the unique relationship between water, wastewater and energy.” 32

Contract Operations/Public Private Partnerships Renewable Energy/Industrial Applications Emergency Home Repair Service Plans Military Base Acquisitions Regulated Water and Wastewater Acquisitions 33

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Biogas System at the Village of Ridgewood Water Pollution Control Facility 35

Liquid waste receiving station increases biogas production 36

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Groundbreaking for Construction of Monmouth County Leachate Pre - Treatment Facility Agreement to design, construct and operate a leachate pre - treatment facility at the Monmouth County Reclamation Center in Tinton Falls, NJ. 38

Agreement with U.S. Department of Defense for Privatization of Water System of Dover Air Force Base (Photo Courtesy of U.S. Air Force) 39

▪ 50 - year agreement to provide potable water service ▪ TUI to own and maintain all DAFB water utility assets and make necessary capital improvements ▪ Planned integration into Tidewater’s regulated utility operations ▪ Received regulatory approval (Photo Courtesy of U.S. Air Force) 40

Dover Air Force Base executes hundreds of missions and provides 25% of the Nation’s strategic airlift capability, projecting global reach to over 100 countries in the world. Photo Courtesy of U.S. Air Force 41

Wastewater System Acquisition 42

In October 2013, TESI closed on the DEPSC approved purchase of the wastewater utility assets of the Plantations Development in Delaware. 43

Industry Observes World Water Day 2014 at NASDAQ 44

Outreach & Education 45

Strong Community Participation 46

Honors & Awards Best Tasting Water in Delaware 47

Management Transition Kenneth J. Quinn Jay. L. Kooper 48

▪ Build and maintain trust in all of our internal and external interactions ▪ Facilitate quality of life and economic stability and growth for current and future customers by providing a comprehensive suite of sustainable water and wastewater solutions ▪ Actively pursue sensible growth opportunities to the benefit of both customers and shareholders ▪ Innovate within the scope of our core technical competencies while also partnering with those who complement our values and skills, to participate in new markets and enhance service to customers Strategy For Growth & Success 49

Questions? These slides will be archived on the Investor Relations section of our website at www.middlesexwater.com under Presentations. NASDAQ:MSEX 50